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                                                     Filing Under Rule 424(b)(3)
                                                  Registration File No. 33-63139
                                                  Dealer:  Lehman Brothers, Inc.
                                         Address:  World Financial Center NY, NY
                                       Contact:  Brunnie Vazquez, (212) 526-8400
                                                             Cusip #:  87228RAA1

Pricing Supplement No. C-1  Dated March 4, 1996
(To Prospectus dated November 14, 1995 and
 Prospectus Supplement dated December 20, 1995)

                            TCI COMMUNICATIONS, INC.

                MEDIUM TERM NOTES, SERIES C - SENIOR FIXED RATE

Trade Date:                       February 29, 1996        Initial Interest Rate:    6.46%

Principal Amount:                 $50,000,000              Currency:                 U.S. Dollars


Stated Maturity Date:             March 6, 2000            Original Issue Date:      March 5, 1996

Issue Price:                      100.0%                   Net Proceeds to           $49,775,000
                                                           Issuer:

Selling Agent's Commission:       $225,000                 Min. Denomination:        $1,000.00


Form:            X        Book-Entry
                 -
                          Certified
                 -

Redemption:      X        The Notes cannot be redeemed prior to maturity
                 -
                 _        The Notes may be redeemed prior to maturity


         Initial Redemption Date:                           N/A
         Initial Redemption Price:                          N/A
         Annual Redemption Price Reduction:                 N/A

Repayment:       X        The Notes cannot be repaid prior to maturity
                 -
                 _        The Notes can be repaid prior to maturity at the
                          option of the holder

         Repayment Price:                                   N/A
         Repayment Date:                                    N/A

Original Issue
Discount Note:   _        Yes
                 X        No
                 -

         Total Amount of OID:     N/A
         Yield to Maturity:       N/A
         Initial Accrual Period:  N/A

Optional Extension of Maturity Date:       N/A
Final Maturity Date:                       March 6, 2000